SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Alliance Fiber Optic Products, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

ALLIANCE FIBER OPTIC PRODUCTS, INC.

275 GIBRALTAR DRIVE

SUNNYVALE, CALIFORNIA 94089

(408) 736-6900

August 19, 2010
Dear Stockholder:

In connection with the Special Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the "Company") to be held on Friday, August 20, 2010 at 2:00 p.m. Pacific Time at the Company's principal executive office, 275 Gibraltar Drive, Sunnyvale, California, 94089, it has come to our attention that Annex A to the Proxy Statement dated July 16, 2010 is incorrect.  The correct Annex A is attached to this letter.  The Company believes the discussions of the proposals in the Proxy Statement include all material information necessary for a stockholder to determine how to vote on the proposals.

Sincerely yours,

/s/Peter C. Chang

Peter C. Chang
Chairman, President and
Chief Executive Officer

Annex A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ALLIANCE FIBER OPTIC PRODUCTS, INC.

Alliance Fiber Optic Products, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Alliance Fiber Optic Products, Inc.

SECOND: The Board of Directors of Alliance Fiber Optic Products, Inc., has duly adopted resolutions declaring the advisability of the amendment to the Amended and Restated Certificate of Incorporation of the corporation to add a new Article XI to read in its entirety as follows:

"ARTICLE XI

Each [five (5)] [eight (8)] [ten (10)] shares of the Common Stock, par value $0.001 per share, of the corporation issued and outstanding or held in treasury as of    :00  .m. Eastern Time on     , 201   (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, without any action by the holders thereof.  Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [five (5)] [eight (8)] [ten (10)] shall, with respect to such fractional interest, be entitled to receive from the corporation cash in an amount equal to such fractional interest multiplied by the closing price of the Common Stock as last reported on The NADSAQ Capital Market immediately prior to the Effective Time."

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: This Certificate of Amendment was duly adopted at said meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: In accordance with Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall be effective at   :00  .m. Eastern Time on    , 201 .

IN WITNESS WHEREOF, Alliance Fiber Optic Products, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of     , 201 .

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:___________________________
      Peter C. Chang
                                                                                      President and Chief Executive Officer